Exhibit 99

Snap-on Announces Third Quarter 2015 Results

Organic sales up 7.3%;
Operating earnings before financial services of 17.5% of sales improves 130 basis points;
Diluted EPS of $1.98 increases 12.5%

KENOSHA, Wis.--(BUSINESS WIRE)--October 22, 2015--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the third quarter of 2015.

  Sales of $821.5 million increased $15.2 million, or 1.9%, from 2014 levels; excluding $42.6 million of unfavorable foreign currency translation and $2.1 million of acquisition-related sales, organic sales increased $55.7 million or 7.3%.
  Operating earnings before financial services of $143.6 million improved 130 basis points to 17.5% of sales as compared to $130.6 million, or 16.2% of sales, last year.
  Financial services operating earnings of $43.5 million increased $5.8 million, or 15.4%, from 2014 levels; financial services revenue of $61.1 million increased 14.0% from 2014 levels.
  Consolidated operating earnings of $187.1 million improved to 21.2% of revenues (net sales plus financial services revenue) as compared to $168.3 million, or 19.6% of revenues, last year.
  The third quarter effective income tax rate was 31.6% in 2015 and 31.8% in 2014.
  Net earnings of $116.8 million, or $1.98 per diluted share, compared to net earnings of $103.7 million, or $1.76 per diluted share, a year ago.

“We believe our third quarter results continue to confirm Snap-on’s capabilities in serving serious professionals performing critical tasks in workplaces of consequence around the world,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “These results, which include 7.3% organic sales growth and a 12.5% increase in diluted earnings per share, demonstrate continued progress along our defined runways for coherent growth while overcoming headwinds in certain end markets and geographies. The 130 basis point improvement in operating margin before financial services also reflects contributions from our Snap-on Value Creation Processes, which drive ongoing improvements in safety, quality, customer connection, innovation and rapid continuous improvement. As further evidence of our success in connecting with customers and translating that insight into winning innovation, new products again aided our growth in the quarter and we were honored to have several of them recognized by both MOTOR Magazine and Professional Tool & Equipment News with multiple awards. Finally, these results and achievements reflect significant effort and dedication across the organization and I thank our franchisees and associates worldwide for their extraordinary contributions and commitment.”

Segment Results

Commercial & Industrial Group segment sales of $288.5 million in the quarter decreased $10.3 million, or 3.4%, from 2014 levels. Excluding $19.8 million of unfavorable foreign currency translation, organic sales increased $9.5 million, or 3.4%, as sales gains in the segment’s European-based hand tools business and its Asia/Pacific and power tools operations, were partially offset by lower sales to the military and to customers in the oil and gas sector.

Operating earnings of $41.3 million in the period, including $2.9 million of unfavorable foreign currency effects, increased $0.5 million from 2014 levels, and the operating margin (operating earnings as a percentage of segment sales) of 14.3% improved 60 basis points from 13.7% a year ago.

Snap-on Tools Group segment sales of $380.6 million in the quarter rose $25.6 million, or 7.2%, from 2014 levels. Excluding $12.1 million of unfavorable foreign currency translation, organic sales increased $37.7 million, or 11.0%, reflecting similar sales increases in both the company’s U.S. and international franchise operations.

Operating earnings of $56.3 million in the period, including $6.8 million of unfavorable foreign currency effects, increased $6.8 million from 2014 levels, and the operating margin of 14.8% improved 90 basis points from 13.9% a year ago.

Repair Systems & Information Group segment sales of $282.9 million in the quarter increased $11.7 million, or 4.3%, from 2014 levels. Excluding $11.7 million of unfavorable foreign currency translation and $2.1 million of acquisition-related sales, organic sales increased $21.3 million, or 8.2%, reflecting increased sales to OEM dealerships, higher sales of undercar equipment, and gains in sales of diagnostic and repair information products to independent repair shop owners and managers.

Operating earnings of $69.7 million in the period, including $2.2 million of unfavorable foreign currency effects, increased $6.4 million from 2014 levels, and the operating margin of 24.6% improved 130 basis points from 23.3% a year ago.

Financial Services operating earnings of $43.5 million on revenue of $61.1 million in the quarter compared to operating earnings of $37.7 million on revenue of $53.6 million a year ago.

Corporate expenses of $23.7 million in the quarter increased $0.7 million from $23.0 million last year.

Outlook

Snap-on expects to make continued progress along its defined runways for coherent growth, including enhancing the franchise network, expanding in the vehicle repair garage, extending to critical industries and building in emerging markets. In pursuit of these initiatives, Snap-on anticipates that capital expenditures in 2015 will be in a range of $80 million to $85 million, of which $64.3 million was incurred through the end of the third quarter. Snap-on continues to expect that its full year 2015 effective income tax rate will be at or below its 2014 full year rate.

Conference Call and Webcast on October 22, 2015, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, October 22, 2015, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit http://www.snapon.com/sna and click on the link to the webcast. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website under the tabs Investor Information / Investor Events / Company Presentations.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.3 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 3, 2015, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2015	2014	2015	2014

Net sales	$821.5	$806.3	$2,501.1	$2,420.3
Cost of goods sold	(414.6)	(412.4)	(1,265.1)	(1,247.3)
Gross profit	406.9	393.9	1,236.0	1,173.0
Operating expenses	(263.3)	(263.3)	(803.7)	(782.6)
Operating earnings before financial services	143.6	130.6	432.3	390.4

Financial services revenue	61.1	53.6	177.2	155.5
Financial services expenses	(17.6)	(15.9)	(52.0)	(48.6)
Operating earnings from financial services	43.5	37.7	125.2	106.9

Operating earnings	187.1	168.3	557.5	497.3
Interest expense	(13.0)	(12.7)	(38.9)	(39.1)
Other income (expense) – net	(0.5)	(0.9)	(1.9)	(0.7)
Earnings before income taxes and equity earnings	173.6	154.7	516.7	457.5
Income tax expense	(53.9)	(48.4)	(161.9)	(144.6)
Earnings before equity earnings	119.7	106.3	354.8	312.9
Equity earnings, net of tax	0.2	0.1	1.3	0.5
Net earnings	119.9	106.4	356.1	313.4
Net earnings attributable to noncontrolling interests	(3.1)	(2.7)	(8.8)	(7.7)
Net earnings attributable to Snap-on Inc.	$116.8	$103.7	$347.3	$305.7

Net earnings per share attributable to Snap-on Inc.:
Basic	$2.01	$1.78	$5.98	$5.26
Diluted	1.98	1.76	5.88	5.18

Weighted-average shares outstanding:
Basic	58.1	58.1	58.1	58.1
Effect of dilutive securities	1.0	0.9	1.0	0.9
Diluted	59.1	59.0	59.1	59.0

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2015	2014	2015	2014

Net sales:
Commercial & Industrial Group	$288.5	$298.8	$881.8	$876.6
Snap-on Tools Group	380.6	355.0	1,157.5	1,067.7
Repair Systems & Information Group	282.9	271.2	832.6	812.4
Segment net sales	952.0	925.0	2,871.9	2,756.7
Intersegment eliminations	(130.5)	(118.7)	(370.8)	(336.4)
Total net sales	$821.5	$806.3	$2,501.1	$2,420.3
Financial Services revenue	61.1	53.6	177.2	155.5
Total revenues	$882.6	$859.9	$2,678.3	$2,575.8

Operating earnings:
Commercial & Industrial Group	$41.3	$40.8	$127.5	$118.1
Snap-on Tools Group	56.3	49.5	184.1	159.2
Repair Systems & Information Group	69.7	63.3	201.3	186.0
Financial Services	43.5	37.7	125.2	106.9
Segment operating earnings	210.8	191.3	638.1	570.2
Corporate	(23.7)	(23.0)	(80.6)	(72.9)
Operating earnings	$187.1	$168.3	$557.5	$497.3
Interest expense	(13.0)	(12.7)	(38.9)	(39.1)
Other income (expense) – net	(0.5)	(0.9)	(1.9)	(0.7)
Earnings before income taxes
and equity earnings	$173.6	$154.7	$516.7	$457.5

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	October 3,	January 3,
	2015	2015

Assets
Cash and cash equivalents	$119.2	$132.9
Trade and other accounts receivable – net	571.2	550.8
Finance receivables – net	430.4	402.4
Contract receivables – net	86.1	74.5
Inventories – net	527.7	475.5
Deferred income tax assets	102.2	101.0
Prepaid expenses and other assets	116.1	121.5
Total current assets	1,952.9	1,858.6

Property and equipment – net	413.2	404.5
Deferred income tax assets	88.8	93.2
Long-term finance receivables – net	734.2	650.5
Long-term contract receivables – net	261.0	242.0
Goodwill	798.7	810.7
Other intangibles – net	195.4	203.3
Other assets	47.2	47.3
Total assets	$4,491.4	$4,310.1

Liabilities and Equity
Notes payable	$73.6	$56.6
Accounts payable	178.1	145.0
Accrued benefits	48.7	53.8
Accrued compensation	87.2	99.2
Franchisee deposits	72.1	65.8
Other accrued liabilities	325.8	298.3
Total current liabilities	785.5	718.7

Long-term debt	864.1	862.7
Deferred income tax liabilities	161.0	159.2
Retiree health care benefits	39.2	42.5
Pension liabilities	175.9	217.9
Other long-term liabilities	86.9	83.8
Total liabilities	2,112.6	2,084.8

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	293.7	254.7
Retained earnings	2,891.2	2,637.2
Accumulated other comprehensive loss	(322.2)	(248.2)
Treasury stock at cost	(569.1)	(503.3)
Total shareholders' equity attributable to Snap-on Inc.	2,361.0	2,207.8
Noncontrolling interests	17.8	17.5
Total equity	2,378.8	2,225.3
Total liabilities and equity	$4,491.4	$4,310.1

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Three Months Ended
	October 3,	September 27,
	2015	2014
Operating activities:
Net earnings	$119.9	$106.4
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	14.5	13.6
Amortization of other intangibles	6.0	6.1
Provision for losses on finance receivables	8.0	6.4
Provision for losses on non-finance receivables	2.9	4.1
Stock-based compensation expense	6.7	8.6
Excess tax benefits from stock-based compensation	(0.9)	(0.7)
Deferred income tax benefit	(9.3)	(0.3)
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in trade and other accounts receivable	(18.0)	(25.7)
Increase in contract receivables	(21.8)	(17.8)
Increase in inventories	(31.3)	(29.1)
Decrease in prepaid and other assets	10.4	3.1
Increase (decrease) in accounts payable	7.8	(1.8)
Increase in accruals and other liabilities	18.8	15.1
Net cash provided by operating activities	113.7	88.0

Investing activities:
Additions to finance receivables	(213.2)	(178.6)
Collections of finance receivables	157.3	142.8
Capital expenditures	(18.5)	(22.3)
Acquisitions of businesses	(13.1)	0.3
Disposal of property and equipment	0.1	0.1
Other	0.5	1.1
Net cash used by investing activities	(86.9)	(56.6)

Financing activities:
Proceeds from short-term borrowings	5.5	4.9
Repayments of short-term borrowings	(3.2)	(1.6)
Net increase in other short-term borrowings	11.6	9.4
Purchases of treasury stock	(14.7)	(5.0)
Cash dividends paid	(30.8)	(25.6)
Proceeds from stock purchase and option plans	3.2	1.8
Excess tax benefits from stock-based compensation	0.9	0.7
Other	(3.4)	(6.1)
Net cash used by financing activities	(30.9)	(21.5)

Effect of exchange rate changes on cash and cash equivalents	(1.3)	(1.0)
Increase (decrease) in cash and cash equivalents	(5.4)	8.9

Cash and cash equivalents at beginning of period	124.6	115.8
Cash and cash equivalents at end of period	$119.2	$124.7

Supplemental cash flow disclosures:
Cash paid for interest	$(23.8)	$(23.3)
Net cash paid for income taxes	(57.8)	(48.0)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Nine Months Ended
	October 3,	September 27,
	2015	2014
Operating activities:
Net earnings	$356.1	$313.4
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	42.7	40.6
Amortization of other intangibles	18.4	18.4
Provision for losses on finance receivables	22.4	19.8
Provision for losses on non-finance receivables	10.8	10.7
Stock-based compensation expense	29.8	27.3
Excess tax benefits from stock-based compensation	(14.9)	(10.3)
Deferred income tax benefit	(6.2)	(3.1)
Loss on sale of assets	0.3	0.2
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in trade and other accounts receivable	(44.8)	(61.7)
Increase in contract receivables	(31.5)	(31.7)
Increase in inventories	(67.1)	(57.5)
Increase in prepaid and other assets	(28.0)	(32.2)
Increase in accounts payable	35.6	16.6
Increase in accruals and other liabilities	28.5	50.2
Net cash provided by operating activities	352.1	300.7

Investing activities:
Additions to finance receivables	(629.2)	(549.2)
Collections of finance receivables	476.6	425.1
Capital expenditures	(64.3)	(63.3)
Acquisitions of businesses	(13.1)	(41.3)
Disposal of property and equipment	0.5	0.6
Other	(2.3)	0.9
Net cash used by investing activities	(231.8)	(227.2)

Financing activities:
Repayment of long-term debt	-	(100.0)
Proceeds from short-term borrowings	7.1	4.9
Repayments of short-term borrowings	(4.8)	(1.6)
Net increase in other short-term borrowings	16.8	43.2
Purchases of treasury stock	(101.6)	(67.5)
Cash dividends paid	(92.5)	(76.8)
Proceeds from stock purchase and option plans	39.7	30.8
Excess tax benefits from stock-based compensation	14.9	10.3
Other	(10.7)	(9.0)
Net cash used by financing activities	(131.1)	(165.7)

Effect of exchange rate changes on cash and cash equivalents	(2.9)	(0.7)
Decrease in cash and cash equivalents	(13.7)	(92.9)

Cash and cash equivalents at beginning of year	132.9	217.6
Cash and cash equivalents at end of period	$119.2	$124.7

Supplemental cash flow disclosures:
Cash paid for interest	$(49.2)	$(51.1)
Net cash paid for income taxes	(124.2)	(135.9)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	October 3,	September 27,	October 3,	September 27,
	2015	2014	2015	2014

Net sales	$821.5	$806.3	$-	$-
Cost of goods sold	(414.6)	(412.4)	-	-
Gross profit	406.9	393.9	-	-
Operating expenses	(263.3)	(263.3)	-	-
Operating earnings before financial services	143.6	130.6	-	-

Financial services revenue	-	-	61.1	53.6
Financial services expenses	-	-	(17.6)	(15.9)
Operating earnings from financial services	-	-	43.5	37.7

Operating earnings	143.6	130.6	43.5	37.7
Interest expense	(12.9)	(12.6)	(0.1)	(0.1)
Intersegment interest income (expense) – net	15.8	14.1	(15.8)	(14.1)
Other income (expense) – net	(0.5)	(0.8)	-	(0.1)
Earnings before income taxes and equity earnings	146.0	131.3	27.6	23.4
Income tax expense	(43.8)	(39.7)	(10.1)	(8.7)
Earnings before equity earnings	102.2	91.6	17.5	14.7
Financial services – net earnings
attributable to Snap-on Inc.	17.5	14.7	-	-
Equity earnings, net of tax	0.2	0.1	-	-
Net earnings	119.9	106.4	17.5	14.7
Net earnings attributable to noncontrolling interests	(3.1)	(2.7)	-	-
Net earnings attributable to Snap-on Inc.	$116.8	$103.7	$17.5	$14.7

*Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Nine Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2015	2014	2015	2014

Net sales	$2,501.1	$2,420.3	$-	$-
Cost of goods sold	(1,265.1)	(1,247.3)	-	-
Gross profit	1,236.0	1,173.0	-	-
Operating expenses	(803.7)	(782.6)	-	-
Operating earnings before financial services	432.3	390.4	-	-

Financial services revenue	-	-	177.2	155.5
Financial services expenses	-	-	(52.0)	(48.6)
Operating earnings from financial services	-	-	125.2	106.9

Operating earnings	432.3	390.4	125.2	106.9
Interest expense	(38.6)	(38.6)	(0.3)	(0.5)
Intersegment interest income (expense) – net	46.5	41.4	(46.5)	(41.4)
Other income (expense) – net	(1.9)	(0.6)	-	(0.1)
Earnings before income taxes and equity earnings	438.3	392.6	78.4	64.9
Income tax expense	(133.1)	(120.7)	(28.8)	(23.9)
Earnings before equity earnings	305.2	271.9	49.6	41.0
Financial services – net earnings
attributable to Snap-on Inc.	49.6	41.0	-	-
Equity earnings, net of tax	1.3	0.5	-	-
Net earnings	356.1	313.4	49.6	41.0
Net earnings attributable to noncontrolling interests	(8.8)	(7.7)	-	-
Net earnings attributable to Snap-on Inc.	$347.3	$305.7	$49.6	$41.0

*Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	October 3,	January 3,	October 3,	January 3,
	2015	2015	2015	2015

Assets
Cash and cash equivalents	$118.7	$132.8	$0.5	$0.1
Intersegment receivables	19.7	16.0	-	-
Trade and other accounts receivable – net	571.0	550.5	0.2	0.3
Finance receivables – net	-	-	430.4	402.4
Contract receivables – net	7.9	7.6	78.2	66.9
Inventories – net	527.7	475.5	-	-
Deferred income tax assets	84.3	85.4	17.9	15.6
Prepaid expenses and other assets	120.9	125.5	1.3	0.9
Total current assets	1,450.2	1,393.3	528.5	486.2

Property and equipment – net	412.3	403.4	0.9	1.1
Investment in Financial Services	235.7	218.9	-	-
Deferred income tax assets	88.5	92.9	0.3	0.3
Intersegment long-term notes receivable	314.7	232.1	-	-
Long-term finance receivables – net	-	-	734.2	650.5
Long-term contract receivables – net	12.7	12.8	248.3	229.2
Goodwill	798.7	810.7	-	-
Other intangibles – net	195.4	203.3	-	-
Other assets	52.5	50.9	1.1	1.0
Total assets	$3,560.7	$3,418.3	$1,513.3	$1,368.3

Liabilities and Equity
Notes payable	$73.6	$56.6	$-	$-
Accounts payable	177.5	144.7	0.6	0.3
Intersegment payables	-	-	19.7	16.0
Accrued benefits	48.6	53.8	0.1	-
Accrued compensation	84.2	95.2	3.0	4.0
Franchisee deposits	72.1	65.8	-	-
Other accrued liabilities	271.6	285.0	60.3	18.2
Total current liabilities	727.6	701.1	83.7	38.5

Long-term debt and intersegment long-term debt	-	-	1,178.8	1,094.8
Deferred income tax liabilities	161.0	158.6	-	0.6
Retiree health care benefits	39.2	42.5	-	-
Pension liabilities	175.9	217.9	-	-
Other long-term liabilities	78.2	72.9	15.1	15.5
Total liabilities	1,181.9	1,193.0	1,277.6	1,149.4

Total shareholders' equity attributable to Snap-on Inc.	2,361.0	2,207.8	235.7	218.9
Noncontrolling interests	17.8	17.5	-	-
Total equity	2,378.8	2,225.3	235.7	218.9
Total liabilities and equity	$3,560.7	$3,418.3	$1,513.3	$1,368.3

*Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561